                                                                     EXHIBIT 5.1




                        [COOLEY GODWARD LLP LETTERHEAD]



October 16, 1997


Bolder Technologies Corporation
4403 Table Mountain Parkway
Golden, Colorado  80403


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Bolder Technologies Corporation (the "Registrant") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 1,712,147 shares of the Registrant's Common Stock, $.001 par value, pursuant to the Registrant's 1996 Equity Incentive Plan (the "Equity Incentive Plan"), and up to 40,000 shares of the Registrant's Common Stock, $.001 par value, pursuant to the Registrant's 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") (collectively, the "Shares").

In connection with this opinion, we have (i) examined the Registration Statement and the related Prospectuses, (ii) reviewed the Registrant's Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion, and (iii) assumed that the Shares will be sold at a price established in accordance with Section 153 of the Delaware General Corporation Law. We also have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Equity Incentive Plan, the Employee Stock Purchase Plan, the Registration Statement and the related Prospectuses, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

Bolder Technologies Corporation
October 16, 1997
Page Two



We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



By:  /s/ James H. Carroll
   -------------------------------
     James H. Carroll